EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987,
(2) Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990,
(3) Registration Statement Number 333-44178 on Form S-8 dated August 21, 2000,
(4) Registration Statement Numbers 333-102805, 333-102806, 333-102808, and 333-102810 on Forms S-8 dated January 29, 2003,
(5) Registration Statement Number 333-110776 on Form S-8 dated November 26, 2003,
(6) Registration Statement Number 333-131625 on Form S-8 dated February 7, 2006,
(7) Registration Statement Number 333-136642 on Form S-8 dated August 15, 2006,
(8) Registration Statement Number 333-162405 on Form S-8 dated October 9, 2009,
(9) Registration Statement Number 333-173284 on Form S-3ASR dated April 4, 2011,
(10) Registration Statement Number 333-190714 on Form S-8 dated August 19, 2013,
(11) Registration Statement Numbers 333-191719 and 333-191720 on Forms S-8 dated October 15, 2013,
(12) Registration Statement Number 333-195916 on Form S-3ASR dated May 13, 2014, and
(13) Registration Statement Number 333-217593 on Form S-3ASR dated May 2, 2017,
(14) Registration Statement Number 333-222801 on Form S-8 dated January 1, 2018, of our report dated December 7, 2018, with respect to the consolidated financial statements and schedule of Hormel Foods Corporation and the effectiveness of internal control over financial reporting Hormel Foods Corporation included in this Annual Report (Form 10-K) of Hormel Foods Corporation for the year ended October 28, 2018.

/s/ Ernst & Young LLP
Minneapolis, MN
December 7, 2018